Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on the Form S-8 of our reports dated March 16, 2017 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, included in the December 31, 2016 annual report on Form 10‑K of Stratus Properties Inc., incorporated by reference herein.

/s/ BKM Sowan Horan, LLP
Austin, Texas
August 9, 2017